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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM 8-A


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                         U.S. Marketing Services, Inc.
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                (Exact name of registrant specified in Charter)


               Delaware                                  13-3999835
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            (State or other                            (IRS Employee
            jurisdiction of                          Identification No.)
            incorporation)


          303 South Broadway
              Suite 140
         Tarrytown, NY  10591                              10591
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(Address of principal executive offices)                  Zip Code


If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), please check the following box. [_]

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), please check the following box. [_]

Securities Act registration statement file number to which this
form relates:   333-56265
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       SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

        Title of Each Class            Name of Each Exchange on Which
        to be so Registered            Each Class is to be Registered
        -------------------            ------------------------------

              None                                 None
      ----------------------         ----------------------------------


       SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

                   Common Stock, par value $0.001 per share
                   ----------------------------------------
                               (Title of class)
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Item 1.   Description of Registrant's Securities to be Registered.
          -------------------------------------------------------

   The Registrant is registering shares of common stock, par value $0.001 per share, pursuant to a registration statement on Form S-1 (File No. 333-56265) that was filed with the Securities and Exchange Commission on June 8, 1998 (the "Registration Statement"). Reference is made to the sections entitled "Prospectus Summary--The Offering" and "Description of Capital Stock" in the prospectus forming a part of the Registration Statement, and all amendments to the Registration Statement subsequently filed with the Commission, including any prospectus relating thereto filed subsequently pursuant to Rule 424 of the Securities Act of 1933, as amended. Such Registration Statement and all amendments to the Registration Statement are hereby deemed to be incorporated by reference into this Registration Statement in accordance with the Instruction to
Item 1 of this Form.

Item 2.   Exhibits.
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   3.01   Amended and Restated Certificate of Incorporation of U.S. Marketing
          Services, Inc. (Incorporated by reference to Exhibit 3.01 to the Registration Statement on Form S-1 (File No. 333-56265) of the Registrant, as amended).

   3.02 Bylaws of the U.S. Marketing Services, Inc. (Incorporated by reference to Exhibit 3.02 to the Registration Statement on Form S-1 (File No. 333-56265) of the Registrant, as amended).


                                   SIGNATURE


   Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: June 15, 1998                    U.S. Marketing Services, Inc.


                                       By: /s/ Dewey K. Shay
                                          -----------------------------
                                       Name:   Dewey K. Shay
                                       Title:  President